Exhibit 99.1

FOR IMMEDIATE RELEASE

INTERNATIONAL COAL GROUP ANNOUNCES DELAY IN FILING 10-Q

Scott Depot, West Virginia, November 12, 2007 – International Coal Group, Inc. (the “Company”) (NYSE: ICO) announced today that it has delayed filing its Quarterly Report on Form 10-Q for the period ended September 30, 2007. The report, which was due to be filed Friday, November 9, 2007, is expected to be filed on November 14, 2007.

While finalizing its quarterly results, the Company identified that certain leasehold and ownership interests in land, accrued property taxes, and certain other items which, although immaterial, were overstated. As a result, the Company will restate its consolidated balance sheets, consolidated statements of operations and cash flows as of and for the two years ended December 31, 2006, 2005 and for the period May 11, 2004 (inception) to December 31, 2004. The restatement primarily relates to amounts recorded on the Company’s opening balance sheets associated with its acquisitions. Specifically, land, accrued property taxes, mineral rights and deferred income taxes will be reduced by $7.1 million, $5.1 million, $1.4 million and $1.1 million, respectively, and goodwill will be increased by $4.5 million. The impact on results from operations in each period affected is immaterial.

The Company is in the process of preparing an amendment to its Annual Report on Form 10-K for the fiscal year ending December 31, 2006, which will include corrections to the Company’s financial statements for the years ended December 31, 2006, 2005 and for the period May 11, 2004 (inception) to December 31, 2004. The Company will also file amendments to its Quarterly Reports on Form 10-Q for the first and second quarters of 2007 to reflect these changes.

ICG is a leading producer of coal in Northern and Central Appalachia and the Illinois Basin. The Company has 12 active mining complexes, of which 11 are located in Northern and Central Appalachia and one in Central Illinois. ICG’s mining operations and reserves are strategically located to serve utility, metallurgical and industrial customers throughout the Eastern United States.

# # #

For more information, contact: Ira Gamm, vice president – investor and public relations, at (304) 760-2619.

Forward-Looking Statements

This press release contains certain statements that are forward-looking statements within the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Because these forward-looking statements are subject to various risks and uncertainties, actual results may differ materially from those implied in the forward-looking statements. The following factors are among those that may cause actual results to differ materially from the forward-looking statements: market demand for coal, electricity and steel; availability of qualified workers; future economic or capital market conditions; weather conditions or catastrophic weather-related damage; ICG’s production capabilities; the consummation of financing, acquisition or disposition transactions and the effect thereof on ICG’s business; ICG’s plans and objectives for future operations and expansion or consolidation; ICG’s relationships with, and other conditions affecting, ICG’s customers; the availability and cost of key supplies or commodities, such as diesel fuel, steel, explosives or tires; prices of fuels which compete with or impact coal usage, such as oil or natural gas; timing of reductions or increases in customer coal inventories; longterm coal supply arrangements; risks in coal mining; unexpected maintenance and equipment failure; environmental, safety and other laws and regulations, including those directly affecting ICG’s coal mining and production, and those affecting ICG’s customers’ coal usage; competition; railroad, barge, trucking and other transportation availability, performance and costs; employee benefits costs and labor relations issues; replacement of ICG’s reserves; ICG’s assumptions concerning economically recoverable coal reserve estimates; availability and costs of credit, surety bonds and letters of credit; title defects or loss of leasehold interests in ICG’s properties which could result in unanticipated costs or inability to mine these properties; future legislation and changes in regulations or governmental policies or changes in interpretations thereof, including with respect to safety enhancements; the impairment of the value of goodwill; the ongoing effect of the Sago mine accident; ICG’s liquidity, results of operations and financial condition; the adequacy and sufficiency of ICG’s internal controls; and legal and administrative proceedings, settlements, investigations and claims. Forward-looking statements made by ICG in this press release or elsewhere speak only as of the date on which the statements were made. See also the “Risk Factors” of our 2006 Annual Report on Form 10-K/A and in our subsequent filings on Form 10-Q, all of which are currently available on our website at www.intlcoal.com. New risks and uncertainties arise from time-to-time, and it is impossible for ICG to predict these events or how they may affect ICG or its anticipated results. ICG has no duty to, and does not intend to, update or revise the forward-looking statements in this news release after the date of issue, except as may be required by law.